UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ---------------------


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act Of 1933
                              --------------------------



                            AMERICAN ITALIAN PASTA COMPANY
                -----------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)


                         Delaware                 84-1032638
                    ---------------------------------------------
                    (State of Incorporation)     (I.R.S. Employer
                                                  Identification No.)

                                  1000 Italian Way
                          Excelsior Springs, Missouri 64024
                       (Address of Principal Executive Offices)

                AMERICAN ITALIAN PASTA COMPANY 1992 STOCK OPTION PLAN

            AMERICAN ITALIAN PASTA COMPANY 1993 NONQUALIFIED STOCK OPTION
                                         PLAN

              AMERICAN ITALIAN PASTA COMPANY 1997 EQUITY INCENTIVE PLAN
              ---------------------------------------------------------
                              (Full Title of the Plans)


                                   David E. Watson
                 Executive Vice President and Chief Financial Officer
                                  1000 Italian Way
                          Excelsior Springs, Missouri  64024
                                    (816) 502-6000
              ---------------------------------------------------------
              (Name, Address, and Telephone Number of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

          Title of                       Proposed       Proposed  Amount of
          securities       Amount        maximum        maximum    Regist-
          to be            to be     offering price    aggregate   ration
          registered    registered      per share   offering price   fee
          ------------  ----------   -------------- -------------- --------

          To be offered pursuant to the American Italian Pasta Company 1992
          Stock Option Plan (the "1992 Plan"):

          Class A
          Common Stock,
          par value
          $.01 per share 962,260     $8.36           $8,040,181  $2,372
                         Shares       <F1> <F2>        <F1>

          Interests
          in the 1992    <F3>                                    <F4>
          Plan

          To be offered pursuant to the American Italian Pasta Company 1993
          Nonqualified Stock Option Plan (the "1993 Plan"):

          Class A
          Common Stock,
          par value
          $.01 per share 82,783      $21.98          $1,819,951  $537
                         Shares       <F1> <F2>        <F1>

          Interests
          in the 1993    <F3>                                    <F4>
          Plan

          To be offered pursuant to the American Italian Pasta Company 1997
          Equity Incentive Plan (the "1997 Plan"):

          Class A
          Common Stock,
          par value
          $.01 per share 2,000,000   $25.49       $50,974,112    $15,037
                                     <F1><F2>        <F1>        -------

          Interests
          in the 1997    <F3>                                    <F4>
          Plan


          Total Registration Fee                                 $17,946
                                                                 =======

          <F1> Calculated  pursuant to Rules 457(h)(1) and 457(c) under the
               Securities Act of 1933, as amended (the "Securities Act"), based upon the aggregate exercise price of outstanding options and average of the high and low prices for the Registrant's Class A Convertible Common Stock for shares not covered by issued awards on the New York Stock Exchange on May 1, 1998.

          <F2> Estimated  solely   for  the  purpose  of   calculating  the
               registration fee in accordance with Rule 457 under the Securities Act.

          <F3> To the extent that the interests in the 1992 Plan, 1993 Plan and 1997 Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the 1992 Plan, 1993 Plan and 1997 Plan.

          <F4> Pursuant  to Rule 457(h)(2), no registration fee is required with respect to the interests in the 1992 Plan, 1993 Plan and 1997 Plan.


                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                   EXPLANATORY NOTE

               As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed or to be filed by American Italian Pasta Company (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

                    (a) The Registrant's Annual Report on Form 10-K for the
               year ended October 3, 1997 dated December 23, 1997 (Commission file 001-13403) and any amendments thereto (the "Annual Report");

                    (b) All reports and any amendments thereto filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 3, 1997;


                    (c) The description of the Registrant's Class A Common Stock, par value $0.001 per share (the "Common Stock"), under the caption "Description of Capital Stock" included in the Registrant's Registration Statement on Form S-1 dated April 9, 1998, as amended (Commission file No. 333-49719) (the "S-1 Registration Statement"); and

                    (d) All documents subsequently filed by the Registrant or by the 1992 Plan, 1993 Plan or 1997 Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act other than the Registrant's stock performance graph and compensation committee's report on executive compensation set forth in any such filing prior to the filing of a post-effective amendment to this registration statement which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

               The financial statements of the Registrant appearing in the Annual Report have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in the Annual Report and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

          ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law ("DGCL"), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Charter and By-laws of the Company provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Charter and By-laws will permit the board of directors to authorize the Company to purchase and obtain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such. Reference is made to Article V of the Company's Charter filed as Exhibit 4.1 hereto and Article VI of the Company's By-laws filed as Exhibit 4.2 hereto.

               As permitted by the DGCL, the Company's charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
          Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

          ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

          ITEM 8.  EXHIBITS.

               The Exhibits to this registration statement on Form S-8 are listed in the Exhibit Index of this registration statement, which
          Exhibit Index is incorporated herein by reference.

          ITEM 9.  UNDERTAKINGS.

          Rule 415 Offering
          -----------------

               The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
          Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Incorporation of Subsequent Exchange Act Documents by Registrant.
          ----------------------------------------------------------------

               The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Registrant or of a Plan pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Form S-8 Registration Statement
          -------------------------------

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Excelsior Springs, Missouri.

                                        AMERICAN ITALIAN PASTA COMPANY


                                        By:  /s/ TIMOTHY S. WEBSTER
                                           ----------------------------
          Date:  May 8, 1998

                           SIGNATURES AND POWER OF ATTORNEY

               KNOW  ALL PERSONS BY THESE  PRESENTS, that each person whose signature  appears  below  hereby constitutes  and appoints Horst
          W. Schroeder, Timothy S. Webster, and David E. Watson, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Title               Date
          ---------------------    ------------------       -----------

          /s/HORST W. SCHROEDER    Chairman of Board        May 6, 1998
          ---------------------    of Directors

          /s/TIMOTHY S. WEBSTER    President and Chief      May 6, 1998
          -----------------------  Executive Officer,
                                   Director

          /s/DAVID E. WATSON       Executive Vice           May 6, 1998
          -----------------------  President and Chief
                                   Financial Officer

          /s/JONATHAN E. BAUM      Director                 May 6, 1998
          -----------------------

          /s/ DAVID Y. HOWE        Director                 May 6, 1998
          -----------------------

          /s/ ROBERT H. NIEHAUS    Director                 May 6, 1998
          -----------------------

          /s/ JOHN P. O'BRIEN      Director                 May 6, 1998
          -----------------------

          /s/ WILLIAM R. PATTERSON Director                 May 6, 1998
          ------------------------

          /s/ RICHARD C. THOMPSON  Director                 May 6, 1998
          ------------------------

               Pursuant to the requirements of the Securities Act, the Committee appointed in connection with the 1992 Plan, 1993 Plan and 1997 plan has duly caused this registration statement to be signed on behalf of the 1992 Plan, 1993 Plan and 1997 Plan by the undersigned, thereunto duly authorized.

                                        AMERICAN ITALIAN PASTA COMPANY
                                        1992 STOCK OPTION PLAN


                                        By: /s/ HORST W. SCHROEDER
                                           ------------------------
          Date:  May 6, 1998

                                        AMERICAN ITALIAN PASTA COMPANY
                                        1993 NONQUALIFIED STOCK OPTION PLAN


                                        By: /s/ HORST W. SCHROEDER
                                           ------------------------
          Date:  May 6, 1998


                                        AMERICAN ITALIAN PASTA COMPANY
                                        1997 EQUITY INCENTIVE PLAN


                                        By: /s/ HORST W. SCHROEDER
                                           ------------------------

          Date:  May 6, 1998

                                  INDEX TO EXHIBITS



          Exhibit
          Number    Description of Exhibit
          --------- ----------------------

          4.1       The Registrant's Amended and Restated
                    Certificate of Incorporation dated
                    October 7, 1997, which is attached as
                    Exhibit 3.1 to the S-1 Registration
                    Statement, is incorporated by reference
                    herein as Exhibit 4.1.

          4.2 The Registrant's Amended and Restated By-Laws dated October 7, 1997, which are attached as Exhibit 3.2 to the S-1 Registration Statement, are incorporated by reference herein as Exhibit 4.2.

          5         Opinion of Sonnenschein Nath &
                    Rosenthal (including consent).

          23        Consent of Ernst & Young LLP.

                    The Consent of Sonnenschein Nath &
                    Rosenthal is included in Exhibit 5.

          24        The Powers of Attorney are included on
                    the signature page.